EXHIBIT 5.1

                                                     October 25, 1996


Boston Biomedica, Inc.
375 West Street
West Bridgewater, MA 02379

        Re:     Registration Statement on Form S-1
                File No. 333-10759
                ----------------------------------

Ladies and Gentlemen:

        We have acted as counsel to Boston Biomedica, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), 1,840,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), warrants (the "Underwriters' Warrants") to purchase an aggregate of 160,000 shares of Common Stock and 160,000 shares of Common Stock (the "Warrant Shares") underlying the Underwriters' Warrants. Pursuant to the Registration Statement and an underwriting agreement (the "Underwriting Agreement") by and between the Company and Oscar Gruss & Son Incorporated and Kaufman Bros., L.P. ( the "Underwriters") in substantially the form filed as Exhibit 1.1 to the Registration Statement, the Company proposes to sell to the Underwriters up to 1,840,000 shares of Common Stock (the "Shares") and will issue the Underwriters' Warrants to the Underwriters. This opinion is being rendered in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Underwriting Agreement.

        For purposes of this opinion, we have assumed, without any investigation, (i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability as to each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document


Boston Biomedica, Inc.
Page 2
October 25, 1996

submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

        In connection with this opinion, we have examined the following (collectively, the "Documents"):

         (i) the Amended and Restated Articles of Organization of the Company which were filed with the Secretary of State of the Commonwealth of Massachusetts on September 26, 1996;

         (ii) the Restated Bylaws of the Company, as certified by the Clerk of the Company on September 5, 1996;

         (iii)    the  corporate  minute  books or other  records of the Company
                  pertaining  to  the  proceedings  of  the   stockholders   and
                  directors of the Company;

         (iv) a certificate dated October 25, 1996 of the Secretary of State of the Commonwealth of Massachusetts as to the good standing of the Company; and

         (v) the form of Underwriting Agreement, including the form of Underwriters' Warrants attached thereto.

        The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with Richard T. Schumacher, Chief Executive Officer and President of the Company and Kevin W. Quinlan, the Company's Senior Vice President - Finance, Chief Financial Officer and Treasurer, (iii) the representations and warranties of the Company contained in the Underwriting Agreement, (iv) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (v) such review of published sources of law as we have deemed necessary.

        Our  opinions   contained   herein  are  limited  to  the  laws  of  the
Commonwealth of Massachusetts and the Federal law of the United States of America.

        Based upon and subject to the foregoing, we are of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing in the Commonwealth of Massachusetts.

        2. The Shares to be sold by the Company under the circumstances contemplated in the Registration Statement are duly authorized and, when delivered pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.


Boston Biomedica, Inc.
Page 3
October 25, 1996


        3. The Underwriters' Warrants, upon issuance under the circumstances contemplated in the Registration Statement and the Underwriting Agreement, will be duly authorized, executed and delivered. The Warrant Shares, upon issuance in accordance with the terms of the Underwriters' Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

        We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains in effect.

                                        Very truly yours,

                                        BROWN, RUDNICK, FREED & GESMER

                                        By: BROWN, RUDNICK, FREED &
                                              GESMER, P.C.

                                                  /s/ Steve R. London
                                        By:  ________________________________
                                               Steven R. London, A Member Duly
                                               Authorized